EXHIBIT 99.1

International Aluminum Corporation Announces
Results For The First Quarter and Declares Dividend

MONTEREY PARK, Calif., November 3, 2005:  International Aluminum Corporation (NYSE: IAL) today announced results for the first quarter ended September 30, 2005 as follows:

	Quarter Ended September 30
	2005	2004

Net sales	$68,257,000	$60,727,000

Net income	$3,587,000	$3,034,000

Basic and diluted EPS	$.84	$.71

The Company also reported that its Board of Directors has declared a regular quarterly cash dividend of $.30 per share payable January 10, 2006 to shareholders of record as of December 20, 2005.

Contact:

Ronald L. Rudy, President  (323) 264-1670

Mitchell K. Fogelman, Senior Vice President-Finance  (323) 264-1670